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                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-70841) of our report dated February 15, 1999 on our audits of the financial statements of Cheap Tickets, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii

February 23, 1999